                                                                   Exhibit 10.40

                                              Lease No. WT-3519-NP-7,8,9 (1497A)
                                              Supplement No. 1

                             SUPPLEMENTAL AGREEMENT

            THIS AGREEMENT, made as of August 15, 2000 by and between THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY (hereinafter called the "Port Authority") and CREDIT SUISSE FIRST BOSTON CORPORATION (hereinafter called the "Lessee"),

            WITNESSETH, That:

            WHEREAS, the Port Authority and the Lessee, heretofore and as of December 31, 1998, entered into an agreement of lease identified by the above Port Authority Lease Number (which agreement of lease, as the same may have heretofore been supplemented and amended, is hereinafter called the "Lease") covering premises at the Port Authority World Trade Center, in the Borough of Manhattan, City, County and State of New York, as more particularly described in the Lease;

            WHEREAS, the Port Authority and the Lessee desire to add to the premises under the Lease and to amend the Lease in certain other respects;

            NOW, THEREFORE, for and in consideration of the covenants and mutual agreements herein contained, the Port Authority and the Lessee hereby agree as follows:

            1. (a) In addition to the premises heretofore let to the Lessee under the Lease, the letting of which shall continue in full force and effect, and subject to all of the terms, provisions, covenants and conditions of the Lease, the Port Authority hereby lets to the Lessee and the Lessee hereby hires and takes from the Port Authority at the Port Authority World Trade Center in the Borough of Manhattan, City, County and State of New York: (a) the space shown in diagonal hatching on the sketch attached hereto, hereby made a part hereof and marked "Exhibit A-5", together with the fixtures, improvements and other property of the Port Authority located or to be located therein or thereon, sometimes hereinafter referred to as "Area A-5"; (b) the space shown in diagonal hatching on the sketch attached hereto, hereby made a part hereof and marked "Exhibit A-6", together with the fixtures, improvements and other property of the Port Authority located or to be located therein or thereon, sometimes hereinafter referred to as "Exhibit A-6"; and (c) the space shown in diagonal hatching on the sketch attached hereto, hereby made a part hereof and marked "Exhibit A-7", together with the fixtures, improvements and other property of the Port Authority located or to be located therein or thereon, sometimes hereinafter referred to as "Area A-7". (Area A-5, Area A-6 and Area A-7 being hereinafter collectively referred to as the "Additional Office Premises".) Area A-5 and Area A-6 shall be and become a part of the premises under the Lease for a term commencing at 12:01 o'clock A.M. on August 15, 2000 and Area A-7 shall be and become a part of the premises under the Lease for a term commencing at 12:01 o'clock A.M. on October 1, 2000 (as said dates may be postponed


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

from time-to-time pursuant to the provisions of subparagraph (b) of this paragraph 1) (the said dates or postponed dates being hereinafter referred to as the "Area 5/6 Effective Date" and the "Area A-7 Effective Date", respectively) and each then continuing throughout the balance of the term of the letting under the Lease. The Port Authority and the Lessee hereby acknowledge that the Additional Office Premises constitutes non-residential real property.

                  (b) If on August 15, 2000, Area A-5 and/or Area A-6 is not available or ready for occupancy or use by the Lessee and/or if on October 1, 2000, Area A-7 is not available or ready for occupancy or use by the Lessee, by reason of the fact that said Areas or any one of them, or any part thereof, or any part of the World Trade Center are in the course of construction, repair, alteration or improvement or by reason of the fact that the occupant thereof failed or refused to deliver possession or by reason of any causes or conditions beyond the control of the Port Authority, the Port Authority may postpone the letting of such Area or Areas or part thereof and the Port Authority shall not be subject to any liability for such postponement or failure to give possession on such date. No such postponement or failure to give possession of any Area or part thereof on such date shall affect the validity of the Lease or this Agreement or the obligations of the Lessee under either the Lease or this Agreement, except that the Area A-5/6 Effective Date and/or the Area A-7 Effective Date, as the case may be, shall be deemed to be the date possession of such area is tendered to the Lessee as set forth in the following sentence. In the event of such postponement, possession of any Area or part thereof shall be tendered by the Port Authority to the Lessee by notice given at least five (5) days prior to the effective date of the tender. In the event that notice of tender for any Area or part thereof is not given for possession thereof to commence on or before August 15, 2001, then the letting of said Area or part thereof under this Agreement shall be deemed canceled, and each party shall and does release and discharge the other party from any and all claims or demands with respect thereto based on this Agreement, or a breach or alleged breach thereof.

            2. The Lessee shall use the Additional Office Premises solely for the purpose set forth in Section 3 of the Lease and for no other purpose or purposes whatsoever.

            3. In addition to the basic rental otherwise payable under the Lease, the Lessee shall pay to the Port Authority a basic rental for the Additional Office Premises as follows:

                  (a) With respect to Area A-5 and Area A-6:

                        (i) During the period from and after the one hundred twentieth (120th) day following the Area A-5/6 Effective Date (hereinafter referred to as the "Area A-5/6 Rent Commencement Date") through and including the day preceding the fifth anniversary of the Area A-5/6 Effective Date, at the rate of One Million Two Hundred Forty-two Thousand Nine Hundred Sixty Dollars and No Cents ($1,242,960.00) per annum, in advance in monthly installments of One Hundred Three Thousand Five Hundred Eighty Dollars and No Cents ($103,580.00) each, on the one hundred twentieth (120th) day following the Area 5/6 Effective Date and on the first day of each calendar month thereafter


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      through and including the day preceding the fifth anniversary of the Area
      A-5/6 Effective Date.

                        (ii) During the period from and after the fifth anniversary of the Area A-5/6 Effective Date through and including the day preceding the tenth anniversary of the Area A-5/6 Effective Date, at the rate of One Million Three Hundred Sixty-seven Thousand Eight Hundred Sixty-eight Dollars and No Cents ($1,367,868.00) per annum, in advance in monthly installments of One Hundred Thirteen Thousand Nine Hundred Eighty-nine Dollars and No Cents ($113,989.00) each, on the fifth anniversary of the Area A-5/6 Effective Date and on the first day of each calendar month thereafter through and including the day preceding the tenth anniversary of the Area A-5/6 Effective Date.

                        (iii) During the period from and after the tenth anniversary of the Area A-5/6 Effective Date and through the balance of the term of the letting, at the rate of One Million Four Hundred Ninety-two Thousand Seven Hundred Eighty-eight Dollars and No Cents ($1,492,788.00) per annum, in advance in monthly installments of One Hundred Twenty-four Thousand Three Hundred Ninety-nine Dollars and No Cents ($124,399.00) each, on the tenth anniversary of the Area A-5/6 Effective Date and on the first day of each calendar month thereafter throughout the balance of the term of the letting.

                  (b) With respect to Area A-7:

                        (i) During the period from and after the one hundred twentieth (120th) day following the Area A-7 Effective Date (hereinafter referred to as the "Area A-7 Rent Commencement Date") through and including the day preceding the fifth anniversary of the Area A-7 Effective Date, at the rate of One Hundred Twenty-two Thousand Five Hundred Eighty Dollars and No Cents ($122,580.00) per annum, in advance in monthly installments of Ten Thousand Two Hundred Fifteen Dollars and No Cents ($10,215.00) each, on the Area A-7 Rent Commencement Date and on the first day of each calendar month thereafter through and including the day preceding the fifth anniversary of the Area A-7 Effective Date.

                        (ii) During the period from and after the fifth anniversary of the Area A-7 Effective Date through and including the day preceding the tenth anniversary of the Area A-7 Effective Date, at the rate of One Hundred Thirty-four Thousand Nine Hundred Four Dollars and No Cents ($134,904.00) per annum, in advance in monthly installments of Eleven Thousand Two Hundred Forty-two Dollars and No Cents ($11,242.00) each, on the fifth anniversary of the Area A-7 Effective Date and on the first day of each calendar month thereafter through and including the day preceding the tenth anniversary of the Area A-7 Effective Date.


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

                        (iii) During the period from and after the tenth anniversary of the Area A-7 Effective Date and through the balance of the term of the letting, at the rate of One Hundred Forty-seven Thousand Two Hundred Twenty-eight Dollars and No Cents ($147,228.00) per annum, in advance in monthly installments of Twelve Thousand Two Hundred Sixty-nine Dollars and No Cents ($12,269.00) each, on the tenth anniversary of the Area A-7 Effective Date and on the first day of each calendar month thereafter throughout the balance of the term of the letting.

                  (c) If the Area A-5/6 Rent Commencement Date or the Area A-7 Rent Commencement Date is other than the first day of a calendar month, the installment of basic rental payable on such date shall be the amount of the monthly installment stated in subparagraph (a)(1) or (b)(1) above, as applicable, multiplied by a fraction the numerator of which shall be the number of days from the Area A-5/6 Rent Commencement Date or the Area A-7 Rent Commencement Date, as applicable, to the last day of the calendar month in which said date shall fall (both days inclusive) and the denominator of which shall be the number of days in that calendar month. In the event the fifth and tenth anniversaries of the Area A-5/6 Effective Date or the Area A-7 Effective Date, respectively, shall occur on a day other than the first day of a calendar month, then, in lieu of the monthly installment of basic rental payable as hereinabove provided on each such anniversary, there shall be payable in advance on the effective date of each such anniversary an installment of rental equal to one-twelfth of the amount by which the annual basic rental is then being increased multiplied by a fraction the numerator of which shall be the number of days from each such anniversary to the end of the calendar month in which such anniversary shall fall and the denominator of which shall be the number of days in that calendar month.

                  (d) In addition to the basic rental for the Additional Office Premises set forth in subparagraph (a) and (b), above, and in addition to the additional basic rental set forth for the portions of the premises shown on Exhibits A, A-1, A-2, A-2A, A-2B and A-3, the Lessee shall pay additional basic rental for the Additional Office Premises in accordance with the provisions of Schedule A attached to the Lease, except that from and after the Area A-5/6 Effective Date or the Area A-7 Effective Date, as applicable, and with respect only to Area A-5, Area A-6 or Area A-7, as applicable, subparagraph (d) of paragraph 1 of Schedule A attached to the Lease shall be amended to provide that "Tax Base" shall mean the annual per rentable square foot factor finally established to be the annual per rentable square foot factor to be used in computing payments in lieu of taxes for the tax year beginning July 1, 2000; (2) subparagraph (g) of paragraph 1 of Schedule A shall be deemed amended to provide that "Basic Wage Rate" shall mean the wage rate in effect in January 1, 2000 and
(3) subparagraph (h) of paragraph 1 of Schedule A shall be amended to provide that "Rentable Square Feet in the Premises" shall be deemed to mean 245,692 square feet, consisting of 115,559 square feet as to the portion of the premises shown on Exhibit A, 63,223 square feet as to the portion of the premises shown on Exhibit A-1, 37,020 square feet as to the portion of the premises shown on Exhibit A-2, 2,442 square feet as to the portion of the premises shown on Exhibit A-3, 22,319 square feet as to the portion of the premises shown on Exhibit A-5, 2,665 square feet as to the portion of the premises shown on Exhibit A-6, and 2,464 square feet as to the portion of the premises shown on Exhibit A-7.

            4. The Lessee has thoroughly examined and inspected Areas A-5, A-6 and A-7, respectively, and has found each of them to be in good order and repair and suitable for the Lessee's operations hereunder and agrees to take the said Areas A-5, A-6 and A-7, respectively, in the condition it is in when vacated by the occupant or occupants thereof and turned over to the Lessee by the Port Authority. The Lessee hereby expressly acknowledges that it has not relied upon any representation or statement of the Port Authority or of its Commissioners, officers, agents or employees as to the condition or as to the suitability of said Areas A-5, A-6 and A-7 for the operations permitted thereon by this Agreement. The Lessee hereby agrees that except in accordance with Section 12 of the Lease, the Lessee shall not erect any structures, make any modifications, alterations, additions, improvements, repairs or replacements or do any construction work on or to the Additional Office Premises (other than trade fixtures, removable without material injury to the premises and Minor Work as defined in paragraph (k) of said Section 12) without the prior written consent of the Port Authority. The Port Authority and the Lessee agree that all such construction work on or to the Additional Office Premises shall be governed by and performed subject to the terms and conditions of paragraphs (a) through (o) inclusive of Section 12 of the Lease except that with respect to construction work on the Additional Office Premises only, subparagraph (m) shall be deemed amended by changing the words and numbers appearing in subparagraph (ii) thereof from Nine Million Seven Hundred Eleven Thousand Ninety Dollars and No Cents ($9,711,090.00) to Seven Hundred Eleven Thousand Eight Hundred Forty-five Dollars and No Cents ($711,845.00).

            5. The provision of Section 31 of this Lease titled "Additional Provisions Relating to Taxes" shall apply with full force and effect to the Additional Office Premises hereunder except as follows:

                  (a) Subparagraph (a)(i) of Section 31 shall be deemed amended to read, with respect to the Additional Office Premises only, as follows:

                  "(i) The annual basic rental thereafter payable by the Lessee for the Additional Office Premises shall be increased by the total of the following amounts: (1) the annual rate of additional basic rental under Paragraph 2 of this Schedule A payable by the Lessee as of July 1 immediately preceding such transfer of title to the private space, and (2) an annual amount equal to the product obtained by multiplying the total number of rentable square feet in the Additional Office Premises as of the effective date of such transfer of title by the lesser of (x) the sum of One Dollar and Twenty-five Cents ($1.25) or (y) the excess of (i) the annual per rentable square foot amount of Taxes first payable after title to the private space is transferred, based upon the amount of the full assessment thereof and the full amount of the tax rate generally applicable whether or not the transferee shall be obligated to pay such full amount of Taxes in the first Tax Year following such transfer of title over (ii) the annual per rentable square foot factor for the Tax Year in which such transfer of title to the private space occurs."

                  (b) The definition of "Tax Base" appearing in Schedule A as amended in subparagraph (ii) of paragraph (a) of Section 31 of the Lease shall be deemed amended to read with respect to the Additional Office Premises only, as follows:

                        "(b) `Tax Base' shall mean the greater of the following
                  amounts: (i) the amount established as the Tax Base pursuant to the provisions of subparagraph (d) of paragraph 1 of Schedule A prior to the transfer of title to the private space plus the quotient obtained by dividing the increase in the annual basic rental resulting from the application of the formula in subdivision (i) of paragraph (a) of this Section 31 of the Lease by the number of rentable square feet in the Additional Office Premises as of the July 1st immediately preceding such transfer of title or (ii) the full annual amount of Taxes that would first be payable after title to the private space is transferred and which reflects such transfer to private ownership based upon the amount of the full assessment thereof (as opposed to any interim or transitional assessment) and the full amount of the rate generally applicable whether or not the owner shall be obligated to pay such full amount of Taxes."

                  (c) Subparagraphs (i) and (ii) of paragraph (b) of Section 31 shall be deemed amended to read, with respect to the Additional Office Premises only, as follows:

                  "(i) The annual basic rental thereafter payable by the Lessee for the Additional Office Premises shall be increased by the total of the following amounts: (1) the annual rate of additional basic rental under Paragraph 2 of this Schedule A payable by the Lessee as of July 1 immediately preceding such transfer of the Port Authority's interest in the Building or in the portion thereof of which the premises is a part, and (2) an annual amount equal to the product obtained by multiplying the total number of rentable square feet in the Additional Office Premises as of the effective date of such transfer of title by the lesser of (x) the sum of One Dollar and Twenty-five Cents ($1.25) or (y) the excess of (i) the annual per rentable square foot amount of payments in lieu of taxes first payable after such transfer, based upon the amount of the full assessment thereof and the full amount of the annual per rentable square foot factor generally applicable whether or not the transferee shall be obligated to pay such full amount in the first Tax Year following such transfer of title over (ii) the annual per rentable square foot factor for the Tax Year in which such transfer of the Port Authority's interest in the Building or in the portion thereof of which the premises is a part occurs."

                  "(ii) The Lessee shall continue to pay additional basic rental to the Port Authority in accordance with the provisions of Schedule A but the definition of "Tax Base" as defined in paragraph (d) of Schedule A shall be amended as follows: "Tax Base" shall mean the greater of the following amounts: (i) the amount established as the Tax Base pursuant to the provisions of subparagraph (d) of paragraph 1 of Schedule A prior to the transfer of title to the private space plus the quotient obtained by dividing the increase in the annual basic rental resulting from the application of the formula in subdivision (i) of paragraph (a) of this Section 31 of the Lease by the number of rentable square feet in the Additional Office Premises as of the July 1st immediately preceding such transfer of title or
            (ii) the annual per rentable square foot factor finally established to be the annual per rentable square foot factor to be used in computing payments in lieu of taxes for the period immediately following the transfer of the Port Authority's interest in the building of which the premises is a part, or a portion thereof."

            6. The provisions of Paragraph C of Section 48 of the Lease shall not apply to Area A-5 and any exercise by the Lessee of its right thereunder to terminate the entire premises or portions thereof located on the 8th and 9th floors of the Building shall not include or be deemed to include Area A-5 but may include Area A-6 and Area A-7.

            7. The Lessee and the Port Authority each represents and warrants that it has not had any contacts, dealings, acts or conversations with any broker in connection with the negotiation or execution of this Supplemental Agreement or in connection with the letting of the Additional Office Premises hereunder except Insignia/ESG, Inc., a Delaware corporation having an office and place of business at 200 Park Avenue, New York, New York 10166, and that there is no broker with whom the Lessee or the Port Authority, as the case may be, has dealt or had contacts or dealings or conversations with who is or may be entitled to be paid a commission in connection with this Agreement and the letting of the premises hereunder other than Insignia/ESG, Inc. The Lessee shall indemnify and save harmless the Port Authority from and against any claims for commission, brokerage or fees which have been or which may be made by any and all persons, firms or corporations whatsoever for services in connection with the negotiation and execution of this Agreement or in connection with the letting of the premises hereunder arising out of the contacts, dealings, acts or conversations of the Lessee, except for a claim of Insignia/ESG, Inc., if the said claim is made in accordance with and pursuant to the terms of an agreement between Insignia/ESG, Inc. and the Port Authority, dated December 31, 1998 (the "Brokerage Agreement"), it being understood that the Additional Office Premises are and constitute Additional Space included in the Lease pursuant to Section 44 of the Lease for the purposes of said Brokerage Agreement. The Port Authority shall indemnify and save harmless the Lessee from and against any claims for commission, brokerage or fees which have been or which may be made by any and all persons, firms or corporations whatsoever for services in connection with the negotiation and execution of this Supplemental Agreement or in connection with the letting of the premises hereunder arising out of the contacts, dealings, acts or conversations of the Port Authority including, without limitation a claim of Insignia/ESG, Inc. if such claim is made in accordance with and pursuant to the terms of the said Brokerage Agreement entered into between the Port Authority and Insignia/ESG, Inc. dated December 31, 1998.

            8 Capitalized terms not defined in this Supplemental Agreement shall have the meanings ascribed by such terms in the Lease.

            9. Neither the Commissioners of the Port Authority nor the directors of the Lessee nor any of them, nor any officer, agent, member shareholder, partner or employee of the


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Port Authority or of the Lessee shall be charged personally by any party hereto with any liability or held liable to them under any term or provision of this Agreement, or because of its execution or attempted execution or because of any breach or attempted or alleged breach thereof.

            10. As hereby amended, all of the terms, covenants, provisions, conditions and agreements of the Lease shall be and remain in full force and effect.

            11. This Agreement and the Lease which it amends constitute the entire agreement between the Port Authority and the Lessee on the subject matter, and may not be changed, modified, discharged or extended except by instrument in writing duly executed on behalf of both the Port Authority and the Lessee. The Lessee agrees that no representations or warranties shall be binding upon the Port Authority unless expressed in writing in the Lease or in this Agreement.

            IN WITNESS WHEREOF, the Port Authority and the Lessee have executed these presents, as of the day and year first above written.

ATTEST:                                 THE PORT AUTHORITY OF NEW YORK
                                                AND NEW JERSEY

/s/ Daniel D. [ILLEGIBLE]               By /s/ [ILLEGIBLE]
----------------------------------        --------------------------------------
Daniel D. [ILLEGIBLE]
Secretary                               (Title) DIRECTOR OF REAL ESTATE
The Port Authority of NY & NJ                   --------------------------------
                                                        (Seal)


ATTEST:                                 CREDIT SUISSE FIRST BOSTON
                                        CORPORATION

/s/ [ILLEGIBLE]                         By /s/ [ILLEGIBLE]
----------------------------------        --------------------------------------
Assistant Secretary

                                        (Title) Director
                                                --------------------------------
                                                      (Corporate Seal)

            (New York "All-Purpose" Acknowledgement - Port Authority)

STATE OF NEW YORK       )
                        )ss.:
COUNTY OF NEW YORK      )

      On the 30th day of August, 2000, before me, the undersigned, a Notary Public in and for said State, personally appeared Cherrie [ILLEGIBLE], known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she signed the executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.


                                                     /s/ Sylvia Shepherd

                                                         SYLVIA SHEPHERD
                                                Notary Public, State of New York
                                                          No. 41-4952176
                                                   Qualified in Queens County
                      (notarial seal and stamp) Commission Expires June 12, 2001

                  (New York "All-Purpose Acknowledgment - LLC)

STATE OF New York       )
                        )ss.:
COUNTY OF Richmond      )

      On the 24th day of August, 2000, before me, the undersigned, a Notary Public in and for said State, personally appeared FRANK J. BARTOLOTTA, known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she signed the executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.


                                            /s/ Ellen A McCool
                                                Ellen A McCool

      ELLEN A. McCOOL
Notary Public, State of New York
       No. 43-4948821                      (notarial seal and stamp)
  Qualified in Richmond County
  Commission Expires 3-27-2001


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